                                                                    EXHIBIT 10.3

                               3605 GILMORE WAY

                                    BURNABY


                               OFFER TO SUB-LEASE


                                    BETWEEN


                              PCSUPPORT.COM, INC.

                                 (SUB-LANDLORD)


                                      AND


                        INPHOGENE BIOCOMMUNICATIONS INC.

                                  (SUB-TENANT)



Colliers Macaulay Nicolls Inc
("Agent")
Norm Taylor (604) 661-0893
Office Leasing Division

                               OFFER TO SUB-LEASE

                                3605 GILMORE WAY

                                  BURNABY, BC

                                (THE "BUILDING")


TO:    PCSupport.com, Inc.                                ("Sub-Landlord")
       300 - 3605 Gilmore Way
       Burnaby, BC  V5G 4X5

WE:    Inphogene Biocommunications Inc.                   ("Sub-Tenant")
       309 - 4475 Wayburne Drive
       Burnaby, BC  V5G 3L1

hereby offer to sub-lease from the Sub-Landlord, upon the following terms and conditions, the premises on the second (2nd) floor of the Building, having a Rentable Area of approximately eight thousand two hundred fifty (8,250) square feet (the "Sub-Lease Premises"). The floor area of the Sub-Lease Premises is as shown outlined in heavy black on the plan forming Schedule "A" to the Offer to Sub-Lease.

1.     Term

       The Term of the Sub-Lease shall be four (4) years and four (4) months and thirty (30) days commencing on the 1st day of April, 2001 (the "Commencement Date") and expiring on the 30th day of August, 2005.

2.     Basic Rent

       The Basic Rent, plus any applicable Goods and Services Tax, shall be payable monthly in advance by the Sub-Tenant on the first day of each month during the Term to the Sub-Landlord. The Basic Rent shall be based on the Rentable Area of the Sub-Lease Premises and measured in a manner prescribed by the Lease calculated at the rate of Fifteen Dollars ($15.00) per square foot per annum.

3.     Operating Costs and Property Taxes

       The Sub-Tenant's Proportionate Share of Operating Costs and Property Taxes, currently estimated at Nine Dollars ($9.00) per square foot for the 2000 fiscal year, plus Goods and Services Tax, shall be payable as additional rent as per the terms of the Lease during the Term in addition to the Basic Rent.

4.     Deposit

       A cheque for Thirty-Five Thousand Three Hundred Ten ($35,310.00) (the "Deposit") payable to Colliers Macaulay Nicolls Inc., in trust, is tendered herewith as the Deposit and to be credited in payment firstly towards the last month's gross rent and thereafter towards the first months gross rent due, plus any applicable Goods and Services Tax, and to be returned to the Sub-Tenant if this Offer is not accepted. In the event the Sub-Tenant defaults under the terms hereof, the Sub-Landlord may terminate this agreement and retain the Deposit on account of damages and not as a penalty, without prejudice to any other remedy.

5.     Lease

       The Sub-Tenant covenants to abide by all the terms of the Sub-Landlord's Lease (the "Lease") with the exception of the terms set out in this Offer which differ from the terms of the Lease. The Sub-Tenant acknowledges having received a copy of the Lease attached hereto as Schedule "B".

       The Sub-Tenant shall enter into a Sub-Lease Agreement incorporating the terms of this Offer and the Lease amended where applicable, if requested by the Sub-Landlord who shall prepare the Sub-Lease Agreement at its cost prior to April 1, 2001, otherwise this Offer together with the Lease shall constitute the Sub-Lease Agreement.

6.     Use

       The Sub-Lease Premises shall be used only for the purposes of a general business office that conforms with the City of Burnaby's zoning bylaws.

7.     SUBLANDLORD'S WORK

       The Sub-Landlord shall provide the Premises in a shell condition of a clean and smooth concrete floor, installed t-bar ceiling complete tiles, deep celled parabolic lighting lenses, sprinkler heads and HVAC all functioning and distributed to an open plan layout. Otherwise the Premises are accepted "as is". The Sub-Landlord will be responsible for the costs to construct any required demising walls to building standard and to install a building entry / exit door, if required, to meet applicable codes and bylaws.


       Notwithstanding anything to the contrary herein contained, the Commencement Date of the Term shall be postponed until the Premises are ready for occupancy if labour disruption or other occurrence hinders or delays the Sub-Landlord from completing the Sub-Landlord's Work prior to the Commencement Date.

8.     SUBTENANT'S WORK

       Any items not specifically included in the Sub-Landlord's Work shall be deemed to be Sub-Tenant's Work or Leasehold Improvements, the Subtenant shall be required to prepare working drawings of the proposed improvement work and obtain the written consent of the Sub-Landlord before commencing the improvement work, such consent not to be unreasonably withheld. It is agreed and understood that the Sub-Landlord and Sub-Tenant shall work in consultation regarding the design and layout of all improvements to the Premises so as to construct improvements to the Premises that will be useful to both companies. All improvement work shall be done by qualified and licensed contractors and sub-contractors whom the Sub-Landlord shall have approved in writing. The Sub-Tenant also agrees to employ the Landlord's consultant regarding any modifications to the HVAC and electrical distribution systems beyond the base building system. The Premises shall be improved to a standard in keeping with the appearance and character of the Building.

9.     PERMITS

       It is the Subtenants responsibility to secure all the necessary building permits and government approvals for the Sub-Tenants Work. Such permits must be secured before any work shall commence on the Premises. The Sub-Tenant shall also be responsible for acquisition of the final occupancy permit as it applies to the Sub-Tenant's Work. The Sub-Tenant shall provide the Sub-Landlord with copies of all applicable permits and approvals.

10.    EARLY OCCUPATION BY TENANT

       During any period prior to the commencement of the Term (including the period from the date upon which the Premises are ready for the construction of the Tenants' Work or Leasehold Improvements until the commencement of the Term) in which the Sub-Tenant is permitted to have occupancy of the Premises, whether exclusively or in common with the Landlord, its contractors, sub-contractors, or employees, the Sub-Tenant shall be bound by all the provisions of the Sub-lease saving those requiring the payment of Basic Rent or the Sub-Tenant's proportionate share of the Operating Expenses and Taxes.

11.    FIXTURING PERIOD

       From the date upon which the Sub-Tenant and Sub-Landlord have an unconditional, firm and binding Offer of Sub-Lease, the Sub-Tenant shall have a day fixturing period prior to the Commencement Date of the Lease term in which to carry out construction of any Sub-Tenant's Work or Leasehold Improvements. Such fixturing period shall be free of Basic Rent, Operating Expenses and Taxes. The Sub-Tenant shall be bound by all other terms of this Offer to Sub-Lease, from the date of first occupancy of the Premises by the Sub-Tenant for the purpose of fixturing the Premises. In the event the improvements to the Premises are complete prior to the Commencement Date the Sub-Tenant may occupy the Premises for the purpose of running their business free of Basic Rent, Operating Expenses and Taxes.

12.    LEASEHOLD IMPROVEMENT ALLOWANCE

       The Sub-Landlord will reimburse the Sub-Tenant for expenses incurred completing the Leasehold Improvements, to a maximum amount of Two Hundred Six Thousand Two Hundred and Fifty Dollars ($206,250.00) based on Twenty Five Dollars ($25.00) per rentable square foot of the Premises (the "Leasehold Improvement Allowance") provided the Sub-Landlord is satisfied that all of the following conditions have been met:

       1) all Sub-Lease documentation has been satisfactorily executed by the Sub-Tenant and returned to the Sub-Landlord;

       2) the Sub-Landlord is in receipt of invoices paid by the Sub-Tenant in an amount equal to or exceeding the amount claimed for reimbursement;

       3) the Sub-Tenant provides the Sub-Landlord with statutory declaration confirming that all of the Sub-Tenant's subtrades and suppliers have been paid in full and that no liens arising from the Leasehold Improvements have been or may be placed against the building; and

       4) the Sub-Tenant has been granted an occupancy permit concerning the Premises.

       The Sub-Tenant expressly acknowledges and agrees that this section is personal to InphoGene Biocommunications Inc.

13.    SUBTENANT'S CONDITIONS
       This offer to Lease is subject to:

       (a) the Sub-Tenant's review and approval of the Headlease agreement between Discovery Parks Incorporated (the "Landlord") and the Sub-Landord. It is agreed and understood that within 48 hours of Acceptance of this Offer to Sublease the Sub-Landord shall provide to the Sub-Tenant a copy of the Lease for the Sub-Tenant's review and approval.

       The above condition is for the sole benefit of the Sub-Tenant and must be waived unilaterally by the Sub-Tenant within Eight (8) business days of the date of Acceptance of this Offer to Sub-Lease in order to proceed with completion of the contract. Should these conditions not be removed from this Offer to Sub-Lease by notice in writing to the Sub-Landlord or the Agent within the specified time frames, this Offer to Sub-Lease shall be null and void and all deposit monies returned to the Sub-Tenant.

14.    SUBLANDLORD'S CONDITIONS
       This offer to Lease is subject to:

       (a) the Sub-Landlord being satisfied with the financial covenant of the Sub-Tenant. Within eight (8) business days of the date of acceptance of this Offer to Sub-Lease, the Sub-Landlord shall notify the Sub-Tenant of what information it requires. The Sub-Tenant shall provide the Sub-Landlord with any credit information requested, including suppliers, bank and auditor's references, and financial statements within two (2) business days of receipt of the Sub-Landlord's request for the information. The Landlord shall have a further period of Five
           (5) business days from the date of receipt of the aforesaid information from the Tenant to determine whether or not the Tenant is financially responsible.

       The above condition is for the sole benefit of the Sub-Landlord and must be waived unilaterally by the Sub-Landlord in order to proceed with completion of the contract. Should these conditions not be removed from this Offer to Sub-Lease by notice in writing to the Sub-Tenant or the Agent within the specified time frames, this Offer to Sub-Lease shall be null and void and all deposit monies returned to the Sub-Tenant.

15.    FIRST OPPORTUNITY TO SUBLEASE

       The Sub-Landlord covenants with the Sub-Tenant that if the Sub-Tenant is not in default under the Sub-Lease and has not frequently or persistently been in default under the Sub-Lease, then if the Sub-Landlord wishes to let, from time to time, all or any part of the space on the 3rd floor of the Building, the Sub-Tenant will have a first opportunity to take all of such space or, subject to the proviso at the end of this Section 15, such portion of the space as the Sub-Tenant may select, on sublease in an "as is" condition. Such first opportunity to sublease shall be exercisable as follows: When the Sub-Landlord wishes to let from time to time such space, the Sub-Landlord will advise the Sub-Tenant of the amount of space that it wishes to let, the date it will be available for occupancy and the Basic Rent and the term for which the Sub-Landlord intends to let the space. The Sub-Tenant will have Seven (7) days following its receipt of the Sub-Landlord's notice in which to decide whether or not it wishes to take all of such space or, if permitted as hereinafter provided, a portion of that space, on lease on the terms and conditions set out in the Sub-Landlord's notice. If within the seven (7) day period the Sub-Tenant does not enter into an agreement to sub-lease for all of such space or, if permitted as hereinafter provided, a portion becoming available, the Sub-Landlord will be free within the six months following the termination of the Seven (7) day period to let all or any part of that space to a third party. The Sub-Tenant may elect to sublease a portion of that space that the Sub-Landlord wishes to let only if each of that portion of the space and the remaining space would, in the Sub-Landlord's opinion, be readily marketable, usable and suitable for subleasing, without additional costs including additional demising costs, having regard to such things as configuration, size and all applicable by-laws, regulations and recommendations and prudent building management practice.

       The Sub-Tenant expressly acknowledges and agrees that this First Opportunity to Sub-Lease clause is personal to InphoGene
       Biocommunications Inc.

16.    OPTION TO RENEW

       In the event the Sub-Landlord exercise it's Option to Renew in the headlease the Sub-Landlord covenants with the Sub-Tenant that in the event the Sub-Landlord does not require the Premises and if the Sub-Tenant is not in default under the Sub-Lease and has not frequently or persistently been in default under the Sub-Lease, the Sub-Tenant shall have the option of renewing the Sub-Lease by notice in writing given to the Sub-Landlord at least five (5) months prior to the expiry of the Term, for an additional term of sixty (60) months on the same terms and conditions as set forth in the Sub-Lease, save and except that there shall be no further right of renewal, no leasehold improvement allowance and except that the Basic Rent reserved during the renewal term shall be the same rate as the Sub-Landlord has negotiated with the Landlord on renewing the headlease.

       The Sub-Tenant expressly acknowledges and agrees that this Option to Renew clause is personal to InphoGene Biocommunications Inc. and is subject to the Landlord's consent.

17.    PARKING

       The Sub-Landlord shall provide twenty one (21) parking stalls to be located within the secured underground parkade of the building upon the same rental terms as outlined in the headlease.

18.    SIGNAGE

       Provided that the Sub-Landlord chooses not to utilize its building signage rights, the Sub-Landlord agrees to provide the Sub-Tenant exterior building signage and directory signage subject the City of Burnaby's and the Landlord's approval. All costs associated with such signage including, design, construction, installation, maintenance and removal shall be the sole responsibility of the Sub-Tenant.

19.    Sole Agreement

       There are no agreements, covenants, representations, warranties or conditions in any way relating to the subject matter of this agreement expressed or implied, collateral or otherwise, except as expressly set forth herein.

20.    Time of the Essence

       Time is of the essence of this agreement with respect to the covenants contained herein.

21.    Definitions

       Words defined in the Lease and used herein shall have the same meaning ascribed to them by the Lease.

22.    Consent of Landlord

       This Offer is subject to the consent of the Landlord in accordance with the terms of the Lease.

23.    Agent's Commission

       Agent's commission equating to two (2) month's Gross Rent, plus any applicable Goods and Services Tax, shall be payable by the Sub-Landlord, and is to be deducted from the Deposit on the Commencement Date or occupancy by the Sub-Tenant, whichever first occurs, and the excess Deposit remitted to the Sub-Landlord, or any commission balance due to the Agent remitted by the Sub-Landlord.

24.    Offer Provisions

       All terms of this Offer shall survive the completion of this transaction and shall not merge. In the event of any conflict between the terms of this Offer and the terms of the Lease, the terms of this Offer shall prevail.

25.    Disclosure

       The Sub-Landlord and the Sub-Tenant acknowledge and agree that:

       (a) in accordance with the Code of Ethics of the Canadian Real Estate Association, Colliers Macaulay Nicolls Inc. (the "Agent") has disclosed that it is representing the Sub-Landlord and the Sub-Tenant in the transaction described in this Agreement;

       (b) the Agent, in order to accommodate the transaction described in this Agreement, was and is entitled to pass any relevant information it receives from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of its duties to either party; and

       (c) the Sub-Landlord shall pay the commission and compensation of two (2) months Gross Rent, plus any applicable Goods and Services Tax, due to the Agent pursuant to the transaction described in this Agreement.

26.    FACSIMILE TRANSMISSION

       A party hereto may signify its agreement to the terms hereof by facsimile transmission. A telecopy facsimile of this agreement received by a party hereto which shows the signature(s) of the authorized signatory(ies) of the other party will be good proof of execution by that other party.

27.    Acceptance

       This counter Offer shall be irrevocable and open for acceptance until 4:00 p.m. on the 8th day of January, 2001, after which time if not accepted this Offer shall be null and void and the Deposit shall be returned in full to the Sub-Tenant. This Offer may be accepted by signing and returning one duplicate copy or facsimile of this Offer.

       DATED this 2 day of January, 2001.

                                    Inphogene Biocommunications Inc.

                                    SUB-TENANT

                                    Per:    /s/ Chris Carthy
                                          --------------------------------------

                                    Per:
                                          --------------------------------------


                                   ACCEPTANCE

The Sub-Landlord hereby accepts the above Offer this 3rd day of January, 2001.

                                    PCSUPPORT.COM, INC.

                                    SUB-LANDLORD

                                    Per:    /s/ David W. Rowat
                                          --------------------------------------

                                    Per:
                                          --------------------------------------

                               LANDLORD'S CONSENT

The Landlord hereby consents to the attached Offer this ______ day of December, 2000.

                                    Discovery Parks Incorporated

                                    LANDLORD

                                    Per:
                                          --------------------------------------

                                    Per:
                                          --------------------------------------

                                 SCHEDULE "A"

                                     PLAN

This Amendment/Addendum shall be attached to and become a part of the Offer to Sub-Lease between PCSUPPORT.COM, INC. (Sublandlord) and INPHOGENE
BIOCOMMUNICATIONS (Canada) INC. (SubTenant)

--------------------------------------------------------------------------------

Address:           3605 Gilmore Way, Burnaby, BC


The Subtenant hereby removes the Condition Precedent as contained in Clause 13 of the above noted Offer to Sublease as follows:

     13.  SUBTENANT'S CONDITIONS

     This Offer to Lease is subject to:

          (a) the Subtenant's review and approval of the Headlease agreement between Discovery Parks Incorporated (the "Landlord") and the Sublandlord. It is agreed and understood that within 48 hours of Acceptance of this Offer to Sublease the Sublandlord shall provide to the Subtenant a copy of the Lease for the Subtenant's review and approval.

The Sublandlord hereby removes the Condition Precedent as contained in Clause 13 of the above noted Offer to Sub-Lease as follows:

     14.  SUBLANDLORD'S CONDITIONS

     This Offer to Lease is subject to:

          (a) the Sublandlord being satisfied with the financial covenant of the Subtenant. Within eight (8) business days of the date of acceptance of this Offer to Sublease, the Sublandlord shall notify the Subtenant of what information it requires. The Subtenant shall provide the Sublandlord with any credit information requested, including suppliers, bank and auditor's references, and financial statements within two (2) business days of receipt of the Sublandlord's request for the information. The Landlord shall have a further period of five business days from the date of receipt of the aforesaid information from the Tenant to determine whether or not the Tenant is financially responsible.

ALL OTHER TERMS AND CONDITIONS TO REMAIN IN FULL FORCE AND EFFECT.


                                         /s/  Chris Carthy
---------------------------------   --------------------------------------------
Witness                             INPHOGENE BIOCOMMUNICATIONS
                                    INC. (Subtenant)  (Authorized Signatory)

                                         Jan 16, 2001
                                    --------------------------------------------
                                    Date

                                         /s/  David W. Rowat
---------------------------------   --------------------------------------------
Witness                             PCSUPPORT.COM, INC. (Sublandlord)
                                    (Authorized Signatory)

                                         17 Jan 01
                                    --------------------------------------------
                                    Date

                        AMENDMENT TO OFFER TO SUB-LEASE

This Agreement is made as of January 15, 2001,

BETWEEN:

             PCSUPPORT.COM, INC. with an address at 300 - 3605 Gilmore Way, Burnaby, V5G 4X5

             ("Sub-Landlord")

AND:

             INPHOGENE BIOCOMMUNICATIONS INC. with an address at 309 - 4475 Wayburne Drive, Burnaby, BC V5G 3L1

             ("InphoGene")

WHEREAS:

A. On January 2, 2001, InphoGene made an offer to the Sub-Landlord to sublease certain premises situated at 3605 Gilmore Way, Burnaby, B.C. ("Offer to Sublease");

B. On January 3, 2001, the Sub-Landlord accepted the Offer to Sublease on the condition that InphoGene deposits an additional CDN$16,500;

C. InphoGene wishes to correct an error in the Offer to Sublease to reflect that the sub-tenant will be InphoGene Biocommunications (Canada) Inc., a wholly owned subsidiary of InphoGene, and not InphoGene, a holding company; and

D. The parties wish to enter into this Agreement to record their agreement to amend the Offer to Sublease as set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1. The reference to "InphoGene Biocommunications Inc." as being the "Sub-Tenant" should be deleted and be replaced with "InphoGene Biocommunications (Canada) Inc."

2. Section 4 of the Offer to Sublease should be deleted in its entirety and be replaced as follows:

      "A cheque for a total of Fifty-One Thousand Eight Hundred and Ten ($51,810.00) (the "Deposit") payable to Colliers Macaulay Nicolls Inc., in trust, is tendered herewith as the Deposit and will be applied as follows:

             (a) $35,310 of such total amount will be credited in payment firstly towards the last month's gross rent and thereafter towards the first month's gross rent due, plus any applicable Goods and Services Tax, and

             (b) $16,500 of such total amount will be credited in payment towards the second-to-last month's gross rent plus any applicable Goods and Services Tax, unless the Sub-Tenant is able to provide the Sub-Landlord with satisfactory evidence that at least $5,000,000 has been raised and received by the Sub-Tenant or InphoGene Biocommunications Inc. during the Term of the Sub-Lease, in which case, such amount will be returned to the Sub-Tenant promptly upon receipt by the Sub-Landlord of such evidence, and and will be returned to the Sub-Tenant in full if the Offer to Sublease, as amended, has not been accepted by either the Sub-Landlord or the head landlord, Discovery Parks Incorporated."

3. The reference to "InphoGene Biocommunications Inc." in the second paragraph of both Sections 15 and 16 should be deleted and be replaced with the words "the Sub-Tenant".

4. A new Section 28 be added, which reads as follows: "All references to monetary amounts in this Offer to Sublease shall be in Canadian currency."

5. All other terms and conditions set out in the Offer to Sublease shall remain unchanged.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

INPHOGENE BIOCOMMUNICATIONS INC.

Per:       /s/ Chris Carthy
    ------------------------------
       Chris Carthy, President

Sub-Tenant:
INPHOGENE BIOCOMMUNICATIONS (CANADA) INC.

Per:       /s/ Chris Carthy
    -------------------------------
       Chris Carthy, President

Sub-Landlord:
PCSUPPORT.COM, INC.

Per:      /s/ David W. Rowat
    -------------------------------
Name:       David W.Rowat
     ------------------------------

Head Landlord:
DISCOVERY PARKS INCORPORATED

Per:
    -------------------------------
Name:
     ------------------------------